UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On March 16, 2010, by unanimous vote of the directors of Pacific Mercantile Bancorp (the “Company”), George L. Argyros was elected to the Company’s Board of Directors to serve as a member of the Board until the 2010 Annual Meeting of Shareholders and until a successor is elected and qualified. No determination has, as yet, been made as the Board Committees on which Mr. Argyros might serve.

On December 3, 2009, Mr. Argyros purchased 50,000 shares of the Company’s Series A Convertible 10% Cumulative Preferred Stock (the “Series A Shares”), at $100 per share, for an aggregate purchase price of $5,000,000. That purchase was made pursuant to a previously reported private offering of the Series A Shares by the Company that commenced on October 1, 2009. Mr. Argyros purchased those shares at the same price per share and on the same terms at which other investors purchased Series A Shares in the private offering. The price and the rights, preferences and privileges of the Series A Shares were determined by the Company long before any offer of Series A Shares was made by the Company to Mr. Argyros.

There were are no understandings, commitments or agreements, and none exist, between the Company and Mr. Argyos relating to his election to or service on the Board. Moreover, although his equity investment in the Company was a factor, there were a number of more important factors that led the Company to ask Mr. Argyros to become a member of the Board, including Mr. Argyros’ extensive business experience, accomplishments and record of achievement, and his involvement and contacts in the communities served by Pacific Mercantile Bank, the Company’s wholly owned banking subsidiary.

The landlord from which the Bank leases its headquarters offices and an office where it operates one of its financial centers is a limited partnership of which Mr. Argyros is the majority equity owner and the CEO of its general partner. The leases, which were originally entered into in 2000, were renewed in March 2009, each for a term of seven years, at base rents of $50,150 and $7,027 per month in the first year, increasing by approximately 2% per year thereafter. In May 2009, the Bank leased an additional office from the same landlord, under a two year lease at a monthly rent that averages approximately $10,450 per month over that two year period. The rents and other material terms of these leases were negotiated at arms-length and approved long before Mr. Argyros was invited to join the Company’s Board of Directors.

Item 7.01	Regulation FD Disclosure.

On March 17, 2010 the Company issued a press release announcing the election of George L. Argyros to its Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is attached to and by this reference is incorporated into this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued March 17, 2010 reporting the election of George L. Argyos as a member of the Board of Directors of Pacific Mercantile Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 22, 2010	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued March 17, 2010 reporting the election of George L. Argyos as a member of the Board of Directors of Pacific Mercantile Bancorp.

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